Exhibit 10.4

Freddie Mac Loan Number:

Property Name:

GUARANTY

MULTISTATE

(Revised 5-20-2015)

THIS GUARANTY (“Guaranty”) is entered into to be effective as of                     , 20  , by                                (“Guarantor”, collectively if more than one), for the benefit of                                                          (“Lender”).

RECITALS

A.                                    Pursuant to the terms of a Multifamily Loan and Security Agreement dated the same date as this Guaranty (as amended, modified or supplemented from time to time, the “Loan Agreement”),                        (“Borrower”) has requested that Lender make a loan to Borrower in the amount of $                 (“Loan”). The Loan will be evidenced by a Multifamily Note from Borrower to Lender dated effective as of the effective date of this Guaranty (as amended, modified or supplemented from time to time, the “Note”). The Note will be secured by a Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated effective as of the effective date of the Note (as amended, modified or supplemented from time to time, the “Security Instrument”), encumbering the Mortgaged Property described in the Loan Agreement.

B.                                    As a condition to making the Loan to Borrower, Lender requires that Guarantor execute this Guaranty.

C.                                    Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material benefit from the making of the Loan.

AGREEMENT

NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.                                      Defined Terms. The terms “Indebtedness”, “Loan Documents”, and “Property Jurisdiction”, and other capitalized terms used but not defined in this Guaranty, will have the meanings assigned to them in the Loan Agreement.

2.                                      Scope of Guaranty.

(a)                                 Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender each of the following:

(i)                                     Guarantor guarantees the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, of each of the following:

[CHOOSE ONE SECTION A:]

[USE THE FOLLOWING IF THE PROPERTY IS LOCATED IN ANY STATE OTHER THAN WASHINGTON STATE]

(A)                               Guarantor guarantees a portion of the Indebtedness equal to     % of the original principal balance of the Note (“Base Guaranty”).

[OR, USE THE FOLLOWING IF THE PROPERTY IS LOCATED IN WASHINGTON STATE]

(A)                               Guarantor guarantees a portion of the Indebtedness (including interest at the Note rate) equal to    % of the original principal balance of the Note (“Base Guaranty”). (Washington State loans only)

(B)                               In addition to the Base Guaranty, Guarantor guarantees all other amounts for which Borrower is personally liable under Sections 9(c), 9(d) and 9(f) of the Note (provided, however, that Guarantor will have no liability for failure of Borrower or SPE Equity Owner to comply with (I) Section 6.13(a)(xviii) of the Loan Agreement, and (II) the requirement in Section 6.13(a)(x)(B) of the Loan Agreement as to payment of trade payables within 60 days of the date incurred).  To the extent that any amounts for which Borrower is personally liable under Section 9(c)(iv) of the Note become due after Lender or a receiver appointed by Lender actually begins to collect Rents under Section 3(b)(iii) of the Security Instrument, the Guarantor shall not be liable for such amounts.

(C)                               Guarantor guarantees all costs and expenses, including reasonable Attorneys’ Fees and Costs incurred by Lender in enforcing its rights under this Guaranty.

(ii)                                  Guarantor guarantees the full and prompt payment and performance of, and compliance with, all of Borrower’s obligations under Sections 6.12, 10.02(b) and 10.02(d) of the Loan Agreement when due and the accuracy of Borrower’s representations and warranties under Section 5.05 of the Loan Agreement.

(iii)                               Guarantor guarantees the full and prompt payment and performance of, and compliance with, Borrower’s obligations under Section 6.09(e)(v) of the Loan Agreement to the extent Property Improvement Alterations have commenced and remain uncompleted.

(iv)                              Reserved.

(v)                                 Reserved.

(b)                                 If the Base Guaranty stated in Section 2(a)(i)(A) is 100% of the original principal balance of the Note, then the following will be applicable:

(i)                                     The Base Guaranty will mean and include, and Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender, the full and complete prompt payment of the entire Indebtedness, the performance of and/or compliance with all of Borrower’s obligations under the Loan Documents when due, and the accuracy of Borrower’s representations and warranties contained in the Loan Documents.

(ii)                                  For so long as the Base Guaranty remains in effect (there being no limit to the duration of the Base Guaranty unless otherwise expressly provided in this Guaranty), the obligations guaranteed pursuant to Sections 2(a)(i)(B) and 2(a)(i)(C) will be part of, and not in addition to or in limitation of, the Base Guaranty.

(c)                                  If the Base Guaranty stated in Section 2(a)(i)(A) is less than 100% of the original principal balance of the Note, then Section 2(b) will be completely inapplicable.

(d)                                 If Guarantor is not liable for the entire Indebtedness, then all payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Loan Agreement and the other Loan Documents (except this Guaranty) will be applied first to the portion of the Indebtedness for which neither Borrower nor Guarantor has personal liability.

3.                                      Additional Guaranty Relating to Bankruptcy.

(a)                                 Notwithstanding any limitation on liability provided for elsewhere in this Guaranty, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, the entire Indebtedness, in the event that:

(i)                                     Borrower or any SPE Equity Owner voluntarily files for bankruptcy protection under the Bankruptcy Code.

(ii)                                  Borrower or any SPE Equity Owner voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(iii)                               The Mortgaged Property or any part of the Mortgaged Property becomes an asset in a voluntary bankruptcy or becomes subject to any voluntary reorganization, receivership, insolvency proceeding, or other similar voluntary proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(iv)                              An order of relief is entered against Borrower or any SPE Equity Owner pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a Related Party.

(v)                                 An involuntary bankruptcy or other involuntary insolvency proceeding is commenced against Borrower or any SPE Equity Owner (by a party other than Lender) but only if Borrower or such SPE Equity Owner has failed to use commercially reasonable efforts to dismiss such proceeding or has consented to such proceeding. “Commercially reasonable efforts” will not require any direct or indirect interest holders in Borrower or any SPE Equity Owner to contribute or cause the contribution of additional capital to Borrower or any SPE Equity Owner.

(b)                                 For purposes of Section 3(a) the term “Related Party” will include all of the following:

(i)                                     Borrower, any Guarantor or any SPE Equity Owner.

(ii)                                  Any Person that holds, directly or indirectly, any ownership interest (including any shareholder, member or partner) in Borrower, any Guarantor or any SPE Equity Owner or any Person that has a right to manage Borrower, any Guarantor or any SPE Equity Owner.

(iii)                               Any Person in which Borrower, any Guarantor or any SPE Equity Owner has any ownership interest (direct or indirect) or right to manage.

(iv)                              Any Person in which any partner, shareholder or member of Borrower, any Guarantor or any SPE Equity Owner has an ownership interest or right to manage.

(v)                                 Any Person in which any Person holding an interest in Borrower, any Guarantor or any SPE Equity Owner also has any ownership interest.

(vi)                              Any creditor (as defined in the Bankruptcy Code) of Borrower that is related by blood, marriage or adoption to Borrower, any Guarantor or any SPE Equity Owner.

(vii)                           Any creditor (as defined in the Bankruptcy Code) of Borrower that is related to any partner, shareholder or member of, or any other Person holding an interest in, Borrower, any Guarantor or any SPE Equity Owner.

(c)                                  If Borrower, any Guarantor, any SPE Equity Owner or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in Section 3(a), regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding will be considered as having been initiated by a Related Party.

4.                                      Guarantor’s Obligations Survive Foreclosure. The obligations of Guarantor under this Guaranty will survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument, and, in addition, the obligations of Guarantor relating to Borrower’s representations and warranties under Section 5.05 of the Loan Agreement, and Borrower’s obligations under Sections 6.12 and 10.02(b) of the Loan Agreement will survive any repayment or discharge of the Indebtedness. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of or held title to the Mortgaged Property, Guarantor will have no obligation under this Guaranty relating to Borrower’s representations and warranties under Section 5.05 of the Loan Agreement or Borrower’s obligations relating to environmental matters under Sections 6.12 and 10.02(b) of the Loan Agreement after the date of the release of record of the lien of the Security Instrument as a result of the payment in full of the Indebtedness on the Maturity Date or by voluntary prepayment in full.  Notwithstanding anything to the contrary herein contained, Borrower shall not be liable to Lender under this Section 4 for environmental liabilities arising after the date Lender takes title by foreclosure or deed in lieu of foreclosure arising as a result of Lender’s gross negligence or willful misconduct.

5.                                      Guaranty of Payment and Performance. Guarantor’s obligations under this Guaranty constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

[CHOOSE ONE SECTION 6:]

[USE THE FOLLOWING IF THE PROPERTY IS LOCATED IN ANY STATE OTHER THAN CALIFORNIA]

6.                                      No Demand by Lender Necessary; Waivers by Guarantor — All States Except California. The obligations of Guarantor under this Guaranty must be performed without demand by Lender and will be unconditional regardless of the genuineness, validity, regularity or enforceability of the Note, the Loan Agreement, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor. Guarantor hereby waives, to the fullest extent permitted by applicable law, all of the following:

(a)                                 The benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor’s obligations will not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.

(b)                                 The benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor, and any other rights of a surety, a guarantor, a borrower or a mortgagor under such statutes or laws.

(c)                                  Diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness.

(d)                                 All rights to cause a marshalling of the Borrower’s assets or to require Lender to do any of the following:

(i)                                     Proceed against Borrower or any other guarantor of Borrower’s payment or performance under the Loan Documents (an “Other Guarantor”).

(ii)                                  Proceed against any general partner of Borrower or any Other Guarantor if Borrower or any Other Guarantor is a partnership.

(iii)                               Proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness.

(iv)                              Pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower.

(e)                                  Any right to object to the timing, manner or conduct of Lender’s enforcement of its rights under any of the Loan Documents.

(f)                                   Any right to revoke this Guaranty as to any future advances by Lender under the terms of the Loan Agreement to protect Lender’s interest in the Mortgaged Property.

[USE THE FOLLOWING IF THE PROPERTY IS LOCATED IN CALIFORNIA]

6.                                      No Demand by Lender Necessary; Waivers by Guarantor — California only. The obligations of Guarantor under this Guaranty must be performed without demand by Lender and will be unconditional regardless of the genuineness, validity, regularity or enforceability of the Note, the Loan Agreement, the Security Instrument, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor. Guarantor hereby waives, to the fullest extent permitted by applicable law, all of the following, and agrees that such waiver has the following consequences:

(a)                                 Benefits and defenses under California Civil Code Section 2810; Guarantor agrees that by doing so Guarantor will be liable even if Borrower had no liability at the time of execution of the Note, the Loan Agreement or any other Loan Document, or thereafter ceases to be liable.

(b)                                 Benefits and defenses under California Civil Code Section 2809; Guarantor agrees that by doing so Guarantor’s liability may be larger in amount and more burdensome than that of Borrower.

(c)                                  The benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty; Guarantor agrees that Guarantor’s obligations will not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.

(d)                                 The benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor, and any other rights of a surety, a guarantor, a borrower or a mortgagor under such statutes or laws.

(e)                                  Diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness.

(f)                                   All rights to cause a marshalling of the Borrower’s assets or to require Lender to do any of the following:

(i)                                     Proceed against Borrower or any other Guarantor of Borrower’s payment or performance with respect to the Indebtedness (“Other Guarantor”).

(ii)                                  Proceed against any general partner of Borrower or any Other Guarantor, if Borrower or any Other Guarantor is a partnership.

(iii)                               Proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness.

(iv)                              Pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower, including any and all benefits under California Civil Code Sections 2845, 2849 and 2850.

(g)                                  Any right to revoke this Guaranty as to any future advances by Lender under the terms of the Loan Agreement to protect Lender’s interest in the Mortgaged Property.

7.                                      Modification of Loan Documents. At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, all of the following will apply:

(a)                                 Lender may extend the time for payment of the principal of or interest on the Indebtedness or renew the Indebtedness in whole or in part.

(b)                                 Lender may extend the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Loan Agreement or any other Loan Document, whether presently existing or entered into after the date of this Guaranty, or waive such performance or compliance.

(c)                                  Lender may accelerate the Maturity Date of the Indebtedness as provided in the Note, the Loan Agreement, or any other Loan Document.

(d)                                 Lender and Borrower may modify or amend the Note, the Loan Agreement, or any other Loan Document in any respect, including an increase in the principal amount.

(e)                                  Lender may modify, exchange, surrender or otherwise deal with any security for the Indebtedness or accept additional security that is pledged or mortgaged for the Indebtedness.

8.                                      Joint and Several Liability. The obligations of Guarantor (and each party named as a Guarantor in this Guaranty) and any Other Guarantor will be joint and several. Lender, in its sole and absolute discretion, may take any of the following actions:

(a)                                 Lender may bring suit against Guarantor, or any one or more of the parties named as a Guarantor in this Guaranty, and any Other Guarantor, jointly and severally, or against any one or more of them.

(b)                                 Lender may compromise or settle with Guarantor, any one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, for such consideration as Lender may deem proper.

(c)                                  Lender may release one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, from liability.

(d)                                 Lender may otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner.

No action of Lender described in this Section 8 will affect or impair the rights of Lender to collect from any one or more of the parties named as a Guarantor under this Guaranty any amount guaranteed by Guarantor under this Guaranty.

9.                                      Limited Release of Guarantor Upon Transfer of Mortgaged Property. If Guarantor requests a release of its liability under this Guaranty in connection with a Transfer which Lender has approved pursuant to Section 7.05(a) of the Loan Agreement, and Borrower has provided a replacement Guarantor acceptable to Lender, then one of the following will apply:

(a)                                 If Borrower delivers to Lender a Clean Site Assessment, then Lender will release Guarantor from all of Guarantor’s obligations except Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 (Environmental Hazards) or Section 10.02(b) (Environmental Indemnification) of the Loan Agreement with respect to any loss, liability, damage, claim, cost or expense which directly or indirectly arises from or relates to any Prohibited Activities or Conditions existing prior to the date of the Transfer.

(b)                                 If Borrower does not deliver a Clean Site Assessment as described in Section 7.05(b)(i) of the Loan Agreement, then Lender will release Guarantor from all of Guarantor’s obligations except for Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 (Environmental Hazards) or Section 10.02(b) (Environmental Indemnification) of the Loan Agreement.

10.                               Subordination of Borrower’s Indebtedness to Guarantor. Any indebtedness of Borrower held by Guarantor now or in the future is and will be subordinated to the Indebtedness and Guarantor will collect, enforce and receive any such indebtedness of Borrower as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

11.                               Waiver of Subrogation. Guarantor will have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

12.                               Preference. If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund will not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty will not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

13.                               Financial Information and Litigation. Guarantor, from time to time upon written request by Lender, will deliver to Lender (a) such financial statements as Lender may reasonably require and (b) written updates on the status of all litigation proceedings that were disclosed or should have been disclosed by Guarantor to Lender as of the date of this Guaranty. If an Event of Default has occurred and is continuing, Guarantor will deliver to Lender upon written request copies of its state and federal tax returns.

14.                               Assignment. Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty will inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties in this Guaranty will be deemed to include the heirs, legal representatives, successors and assigns of such parties, and the term “Lender” will also include any lawful owner, holder or pledgee of the Note.

15.                               Complete and Final Agreement. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that Guarantor has received a copy of the Note and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by a writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that writing.

16.                               Governing Law. This Guaranty will be governed by and enforced in accordance with the laws of the Property Jurisdiction, without giving effect to the choice of law principles of the Property Jurisdiction that would require the application of the laws of a jurisdiction other than the Property Jurisdiction.

17.                               Jurisdiction; Venue. Guarantor agrees that any controversy arising under or in relation to this Guaranty may be litigated in the Property Jurisdiction, and that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies which will arise under or in relation to this Guaranty. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Guaranty is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters arising under this Guaranty against Guarantor or any of Guarantor’s assets in any court of any other jurisdiction.

18.                               Guarantor’s Interest in Borrower. Guarantor represents to Lender that Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material financial benefit from the making of the Loan.

19.                               Reserved.

20.                               Reserved.

21.                               Reserved.

22.                               Reserved.

23.                               Reserved.

24.                               Reserved.

25.                               State-Specific Provisions.

[DELETE ALL PROVISIONS FOR STATES OTHER THAN THE PROPERTY JURISDICTION. IF THERE IS NOT AN APPLICABLE STATE SPECIFIC PROVISION, INSERT “N/A”]

If the Property Jurisdiction is Arizona:  Guarantor waives, to the fullest extent allowed by applicable law, all of Guarantor’s rights under §§ 12-1566, 12-1641, 12-1642, 12-1643, 12-1644, 33-814, 44-141, 44-142, 47-3419 and 47-3605 of Arizona Revised Statutes, and Rule 17(f) of the Arizona Rules of Civil Procedure, as now in effect or as modified or amended in the future. Guarantor’s obligations under this Guaranty may be enforced by Lender in an action regardless of whether a trustee’s sale is held.

If the Property Jurisdiction is Arkansas:

In recognition of the liability of Guarantor pursuant to this Guaranty, Guarantor waives and relinquishes any and all rights, defenses and benefits limiting or exonerating the liability of Guarantor including the rights and defenses of an “accommodation party” pursuant to the Arkansas Uniform Commercial Code, Ark. Code Ann. Section 4-3-101 et seq.

If the Property Jurisdiction is California  To the extent any special California provision in this Section is inconsistent with any other Section of this Guaranty, the provision set forth below will control.

(a)                                 Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Security Instrument (such as a nonjudicial foreclosure sale) may affect or eliminate Guarantor’s right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally nonreimburseable liability under this Guaranty. Nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations under this Guaranty will be absolute, independent and unconditional under any and all circumstances. Guarantor expressly waives any and all of the following:

(i)                                     Guarantor waives any defense (which defense, if Guarantor had not given this waiver, Guarantor might otherwise have) to a judgment against Guarantor by reason of a nonjudicial foreclosure.

(ii)                                  Guarantor waives any and all benefits under

(A)                               California Code of Civil Procedure Section 580a (which Section, if Guarantor had not given this waiver, would otherwise limit Guarantor’s liability after a nonjudicial foreclosure sale to the difference between the obligations of Guarantor under this Guaranty and the fair market value of the property or interests sold at such nonjudicial foreclosure sale).

(B)                               California Code of Civil Procedure Sections 580b and 580d (which Sections, if Guarantor had not given this waiver, would otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively).

(C)                               California Code of Civil Procedure Section 726 (which Section, if Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency).

(b)                                 Notwithstanding any foreclosure of the lien of the Security Instrument, whether by the exercise of the power of sale contained in the Security Instrument, by an action for judicial foreclosure or by Lender’s acceptance of a deed in lieu of foreclosure, Guarantor will remain bound under this Guaranty.

(c)                                  In accordance with Section 2856 of the California Civil Code, Guarantor also waives any right or defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Lender to secure repayment of the Indebtedness) destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the obligations guaranteed by Guarantor under this Guaranty) to proceed against Borrower for reimbursement, or both, by operation of Section 580d of the Code of Civil Procedure or otherwise.

(d)                                 In accordance with Section 2856 of the California Civil Code, Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 through 2855, inclusive, of the California Civil Code, including any and all rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to any of the obligations of Guarantor under this Guaranty pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower’s Indebtedness, including Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure.

(e)                                  In accordance with Section 2856 of the California Civil Code, Guarantor agrees to withhold the exercise of any and all subrogation and reimbursement rights against Borrower, against any other person, and against any collateral or security for the Indebtedness, including any such rights pursuant to Sections 2847 and 2848 of the California Civil Code, until the Indebtedness has been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of its right, title and interest in such collateral or security.

If the Property Jurisdiction is Colorado:  Guarantor waives the benefit of C.R.S. Sections 13-50-101 through 13-50-103, inclusive.

If the Property Jurisdiction is Connecticut:  GUARANTOR ACKNOWLEDGES THAT THIS IS A “COMMERCIAL TRANSACTION” AS SUCH IS DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED. GUARANTOR FURTHER ACKNOWLEDGES THAT, PURSUANT TO SUCH SECTION, GUARANTOR HAS A RIGHT TO NOTICE OF AND HEARING PRIOR TO THE ISSUANCE OF ANY “PREJUDGMENT REMEDY.” NOTWITHSTANDING THE FOREGOING, GUARANTOR HEREBY WAIVES ALL RIGHTS TO SUCH NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER IN CONNECTION WITH ANY SUIT ON THIS GUARANTY.

If the Property Jurisdiction is Georgia:  Guarantor waives the benefit of O.C.G.A. Section 10-7-24.

If the Property Jurisdiction is Hawaii:

Guarantor waives the benefit of HRS Section 651 to the fullest extent permitted by law.

If the Property Jurisdiction is Indiana:  As used in this Guaranty, “Attorneys’ Fees and Costs” will mean (i) fees and out-of-pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; and (iii) investigatory fees. Nothing in this clause is intended to limit the nature or extent of any costs or expenses that may be recovered by Lender from Guarantor.

If the Property Jurisdiction is Iowa:

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS GUARANTY MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

Borrower acknowledges receipt of a copy of this Guaranty, the Note, the Security Instrument, the Loan Agreement and all other Loan Documents.

If the Property Jurisdiction is Kentucky:

For purposes of KRS 371.065, (a) the maximum aggregate liability of Guarantor hereunder is the product of the Indebtedness multiplied by 10, plus all interest accruing on the obligations guaranteed under Sections 2 and 3 above (the “Guaranteed Obligations”) and fees, charges and costs of collecting the Guaranteed Obligations, including reasonable attorneys’ fees, and (b) this Guaranty will terminate on the date which is 6 years after the Maturity Date, provided that such termination will not affect the liability of Guarantor with respect to Guaranteed Obligations created or incurred prior to such date or extensions or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to the Guaranteed Obligations on or after such date.

If the Property Jurisdiction is Louisiana:

1.                                      Section 6(f) of this Guaranty is modified, and a new Section 6(g) is added, as follows:

(f)                                   Guarantor hereby waives any right to revoke this Guaranty as to any future advances made by Lender to protect Lender’s interest in the Mortgaged Property.

(g)                                  Guarantor hereby waives any right to demand or require collateral security from Borrower, any Other Guarantor or any other Person as provided by applicable law or otherwise.

2.                                      The following provision is added to this Guaranty:

At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, either of the following may occur:

(a)                                 The payment of the Indebtedness or any security for the Indebtedness, or both, may be subordinated to the right to payment or the security, or both, of any other present or future creditor (as defined in the Bankruptcy Code) of Borrower.

(b)                                 Lender may apply any payments made by Borrower to Lender to the Indebtedness in such priority as Lender may determine in its discretion.

3.                                      Section 8 of this Guaranty is modified to read as follows:

Liability of Multiple Guarantors. The obligations of Guarantor (and each party named as a Guarantor in this Guaranty) and any Other Guarantor will be on a joint and several and solidary basis. Lender, in its sole and absolute discretion, may take any of the following actions.

(a)                                 Lender may bring suit against Guarantor, or any one or more of the parties named as a Guarantor in this Guaranty, and any Other Guarantor, jointly and severally, or against any one or more of them.

(b)                                 Lender may compromise or settle with Guarantor, any one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, for such consideration as Lender may deem proper.

(c)                                  Lender may discharge, release or agree not to sue one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, from liability.

(d)                                 Lender may otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner, and no such action will impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty.

If the Property Jurisdiction is Minnesota:  Guarantor waives the benefit of Minnesota Statutes Section 582.30.

If the Property Jurisdiction is Nevada:  Pursuant to Nevada Revised Statute 40.495, Guarantor also hereby unconditionally and irrevocably waives the provisions of Nevada Revised Statute 40.430, and acknowledges that Lender may institute a separate action against Guarantor for the enforcement of Guarantor’s obligations, regardless of whether Lender has exercised any power of sale or other foreclosure remedies against the Mortgaged Property.

If the Property Jurisdiction is New Jersey:

1.                                      Section 2(a)(ii) of this Guaranty is modified to read as follows:

Guarantor guarantees the full and prompt payment and performance when due of all of Borrower’s obligations under Sections 6.12, 10.02(b), 10.02(d), and 5.05 of the Loan Agreement.

2.                                      Guarantor further waives all defenses based on suretyship or impairment of collateral (Guarantor and Lender intending this waiver to have the effects described in Section 48 of the Restatement (Third) of the Law of Suretyship and Guaranty).

3.                                      Guarantor hereby acknowledges that it has read and understands all of the provisions of this Guaranty, including the waiver of jury trial set forth in Section 27 below, and has been advised by legal counsel as Guarantor has deemed to be necessary or appropriate.

If the Property Jurisdiction is New Mexico:  Pursuant to Section 58-6-5 NMSA 1978, a contract, promise or commitment to loan money or to grant, extend or renew credit, or any modification thereof, in an amount greater than $25,000.00 not primarily for personal, family or household purposes made by a financial institution is not enforceable unless made in writing and signed by the party to be charged or that party’s authorized representatives.

If the Property Jurisdiction is North Carolina:  Guarantor waives all rights granted by Sections 26-7 through 26-9, inclusive, of the North Carolina Statutes.

If the Property Jurisdiction is Oklahoma:  If Lender elects to enforce this Guaranty before, or without, enforcing the Security Instrument, Guarantor waives any right, whether pursuant to 12 Okla. Stat. 686 or otherwise, to require Lender to set off the value of the Mortgaged Property against the Indebtedness.

If the Property Jurisdiction is Oregon:  UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

If the Property Jurisdiction is Pennsylvania:  This Guaranty constitutes a guaranty and suretyship agreement and Guarantor is executing this Guaranty as both a guarantor and surety.

If the Property Jurisdiction is Pennsylvania and this Guaranty is executed by only one spouse:

SPOUSAL ESTOPPEL

The undersigned hereby certifies to Lender that (1) he or she is the spouse of Guarantor, (2) there is no divorce proceeding concerning the undersigned and Guarantor which is currently pending, threatened or anticipated; and (3) the undersigned has no right, claim, title or interest in or to any of the assets or items listed or described on the financial statements of Guarantor dated                    , which were delivered to Lender.

Print Name:

If the Property Jurisdiction is Texas:  In addition to the waivers set forth elsewhere in this Guaranty:

(a)                                 Guarantor waives the benefit of any right of discharge under Chapter 43 of the Texas Civil Practice and Remedies Code and all other rights of sureties and guarantors under such Chapter; and

(b)                                 Guarantor waives all rights or defenses arising under Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code, Chapter 43 of the Texas Civil Practice and Remedies Code, or any other statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law; and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code and under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law.

If the Property Jurisdiction is Virginia:  Guarantor waives the benefit of the provisions of Sections 49-25 and 49-26 of the Code of Virginia (1950), as amended.

If the Property Jurisdiction is Washington:

NOTICE:  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

If the Property Jurisdiction is West Virginia:  Guarantor waives the benefit of W. Va. Code 45-1-1, et. seq.

If the Property Jurisdiction is Wisconsin and this Guaranty is executed by only one spouse:  MARITAL PURPOSE STATEMENT — Each of the undersigned hereby acknowledges and agrees that the obligations incurred by him or her under this Guaranty are incurred in the interest of his or her marriage or family.

Print Name:

Upon revocation by written notice or actual notice of death, this Guaranty will continue in full force and effect as to all Indebtedness contracted for or incurred before revocation, and as to them Lender will have the rights provided by this Guaranty as if no revocation had occurred. Any renewal, extension or increase in the rate of any such Indebtedness, whether made before or after revocation, will constitute Indebtedness contracted for or incurred before revocation.

26.                               Community Property Provision.

[CHOOSE ONE SECTION 26:]

If Guarantor is an entity, or is not married, or does not reside in a community property state or a state in which community property elections are available (including Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, or Wisconsin):

Not applicable.

If a married Guarantor’s state of residence is California: Guarantor is a married individual residing in California. Guarantor acknowledges that this Guaranty is with recourse against the separate property and assets of such individual and against the marital community property and assets of such individual and his or her spouse. (California — spousal signature not required)

If a married Guarantor’s state of residence is Alaska and Guarantor is not subject to a community property agreement or community property trust: Guarantor is a married individual residing in Alaska and Guarantor’s property is not subject to a community property agreement or community property trust. (Alaska— spousal signature not required)

If a married Guarantor’s state of residence is Texas, and the spouse of the Guarantor is not also a Guarantor of the Loan: Guarantor certifies that all of the assets that are shown on the financial statements of                    dated as of                 which were submitted to Lender in connection with the Loan, are either (i) the sole and separate property of Guarantor, (ii) community property of Guarantor and his/her spouse, subject to the sole management, control and disposition by Guarantor, or (iii) the community property of Guarantor and his/her spouse, subject to the joint management, control and disposition of Guarantor and his/her spouse. (Texas — spousal signature not required)

If a married Guarantor resides in any other community property state not identified in the alternatives above or resides in Alaska and is subject to a community property agreement or community property trust: Any person signing this Guaranty solely as the spouse of a Guarantor will bind only his/her marital community property and community assets and will not bind his/her sole and separate property and assets, if any, to the payment and performance of obligations under this Guaranty. (Community Property — spousal signature required)

27.                               WAIVER OF TRIAL BY JURY.

(a)                                       GUARANTOR AND LENDER EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY.

(b)                                       GUARANTOR AND LENDER EACH WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

28.                               Attached Riders.  The following Riders, if marked with an “X” in the space provided, are attached to this Guaranty:

[AT LEAST ONE OF THE FOLLOWING MUST BE CHECKED:]

☐                                    None

☐                                    Material Adverse Change Rider

☐                                    Minimum Net Worth/Liquidity Rider

☐                                    Other

29.                               Attached Exhibit. The following Exhibit, if marked with an “X” in the space provided, is attached to this Guaranty:

☐                                    Exhibit A                                             Modifications to Guaranty

(Remainder of page intentionally left blank; signature pages follow.)

[THE FOLLOWING LANGUAGE MUST APPEAR ON THE SAME PAGE AS GUARANTOR’S SIGNATURE IF THE PROPERTY JURISDICTION IS SOUTH CAROLINA. DELETE SECTION 30 IN ITS ENTIRETY FOR ALL STATES OTHER THAN SOUTH CAROLINA.]

30.                               South Carolina — Relinquishment of Statutory Appraisal Rights. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty (30) days after the sale of the mortgaged property apply to the court for an order of appraisal.  The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction.  THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal or has caused this Guaranty to be signed and delivered under seal by its duly authorized representative. [INCLUDE IF REQUIRED BY APPLICABLE LAW:]  Guarantor intends that this Guaranty will be deemed to be signed and delivered as a sealed instrument.

[SIGNATURES AND ACKNOWLEDGMENTS]

[ADD SEALS AND WITNESSES IF REQUIRED]

[SUPPLY THE FOLLOWING FOR EACH GUARANTOR]

(a)                                 Name and Address of Guarantor

Name:

Address:

(b)                                 Guarantor represents and warrants that Guarantor is:

[    ] single

[    ] married

[    ] an entity

(c)                                  Guarantor represents and warrants that Guarantor’s state of residence is                . [IF GUARANTOR IS AN ENTITY, INSERT “N/A”]

[IF A MARRIED GUARANTOR’S STATE OF RESIDENCE IS A COMMUNITY PROPERTY STATE, OR A STATE IN WHICH COMMUNITY PROPERTY ELECTIONS ARE AVAILABLE (INCLUDING ALASKA, ARIZONA, CALIFORNIA, IDAHO, LOUISIANA, NEVADA, NEW MEXICO, TEXAS, WASHINGTON, OR

WISCONSIN), EITHER INCLUDE A SPOUSAL CONSENT OR PROVIDE AN EXPLANATION IN THE PLIM AS TO WHY NO SPOUSAL CONSENT IS REQUIRED.]

[SPOUSE’S SIGNATURE AND ACKNOWLEDGMENT, IF APPLICABLE]

[ADD SEALS AND WITNESSES IF REQUIRED]

[SUPPLY THE FOLLOWING IF SPOUSE IS SIGNING/CONSENTING]

Spouse’s Name:
Spouse’s Address:

[DO NOT INCLUDE SOCIAL SECURITY NUMBERS]

EXHIBIT A

MODIFICATIONS TO GUARANTY

The following modifications are made to the text of the Guaranty that precedes this Exhibit:

None.

Exhibit A - 1